Exhibit 31.2

CERTIFICATIONS UNDER SECTION 302

I, Benjamin L. Palleiko, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Ore Pharmaceutical Holdings Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2010	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President and Chief Financial Officer

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